Exhibit 4.3

Second Supplemental Indenture

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of February 3, 2017 (this “Supplemental Indenture”), is by and among Leslie’s Poolmart, Inc., a Delaware corporation (the “Issuer”), Leslie’s Holdings, Inc., a Delaware corporation (“Holdings”), the other guarantors party hereto (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, Holdings, the Guarantors and the Trustee are parties to an indenture dated as of August 16, 2016, as amended and supplemented by the first supplemental indenture thereto, by and among the Issuer, Holdings, the Guarantors and the Trustee, dated as of October 26, 2016 (the “Indenture”), providing for the issuance of the Issuer’s Senior Unsecured Floating Rate Notes due 2024 (the “Notes”);

WHEREAS, Holdings has entered into that certain Agreement and Plan of Merger, dated as of January 13, 2017 (the “Merger Agreement”), by and among Bubbles Buyer, Inc., Bubbles Merger Sub, Inc. (“Merger Sub”) and Holdings, pursuant to which Merger Sub is to merge (the “Specified Merger”) with and into Holdings upon and subject to the terms and conditions of the Merger Agreement;

WHEREAS, to provide debt financing in connection with the Specified Merger, the Issuer anticipates borrowing up to $50,000,000 of incremental term loans (the “Specified Incremental Term Loans”) under the Senior Credit Agreement on the terms set forth in that certain Incremental Amendment No. 1 to be entered into among the Issuer and Nomura Corporate Funding Americas, LLC;

WHEREAS, Section 9.2 (Amendments With Consent of Holders) of the Indenture provides that the Indenture and the Notes may be amended or supplemented with the consent of the Required Holders, which consent has been obtained with respect to this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.2 (Amendments With Consent of Holders) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Holdings, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2. Amendments to Indenture. Section 1.1 of the Indenture is hereby amended:

a. to add the following proviso to the end of clause (b) of the definition of “Permitted Change of Control”:

“provided that for purposes of this clause (y), so long as the Specified Incremental Term Loans are the only Indebtedness being incurred in connection with the Specified Merger, the Senior Secured First Lien Net Leverage Ratio shall be calculated without regard to the incurrence of such Specified Incremental Term Loans in connection with, and only in connection with, the consummation of the Specified Merger;”

b. to add the following defined term:

“Second Supplemental Indenture” shall mean that certain Second Supplemental Indenture, dated as of February 3, 2017 by and among the Issuer, Holdings, the Guarantors parties thereto and the Trustee.

“Specified Incremental Term Loans” has the meaning set forth in the Second Supplemental Indenture.

“Specified Merger” has the meaning set forth in the Second Supplemental Indenture.

3. Effectiveness. The parties agree that the amendments to the Indenture in Section 2 of this Supplemental Indenture shall be effective as of January 13, 2017.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. This Supplemental Indenture will form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered will be bound hereby.

5. No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

6. Governing Law. This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together will represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf’ or “tif’) will be effective as delivery of a manually executed counterpart thereof.

8. Effect of Headings. The section headings herein are for convenience only and will not affect the construction hereof.

9. The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

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IN WITNESS WHEREOF, the patties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written

LESLIE’S POOLMART, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

LESLIE’S HOLDINGS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

Signature Page to Second Supplemental Indenture

BLACKWOOD & SIMMONS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

CORTZ, INC.

By:	/s/ Steven M. Weddell
Name: Steven M. Weddell
Title: Secretary, Treasurer and Chief Financial Officer

HOT TUB WORKS, LLC

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President

IN THE SWIM HOLDING CORP.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

ITS HOLDING I CORPORATION

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

Signature Page to Second Supplemental Indenture

BLACKWOOD & SIMMONS, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

CORTZ, INC.

By:	/s/ Steven M. Weddell
Name:	Steven M. Weddell
Title:	Secretary, Treasurer and Chief Financial Officer

HOT TUB WORKS, LLC

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President

IN THE SWIM HOLDING CORP.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

ITS HOLDING I CORPORATION

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

Signature Page to Second Supplemental Indenture

LPM MANUFACTURING, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

LPM SERVICE, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

POOLCENTER.COM, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

POOL PARTS, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

RAM CHEMICAL & SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

Signature Page to Second Supplemental Indenture

SANDY’S POOL SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

SPP HOLDING CORPORATION

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

WAREHOUSE POOLS, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

WAREHOUSE POOL SERVICE & CONSTRUCTION, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

WAREHOUSE POOL SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

Signature Page to Second Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Signature Page to Second Supplemental Indenture